Exhibit 10.1

No. ________________________

UNSECURED DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY APPLICABLE STATE ("BLUE SKY LAWS") OR FOREIGN SECURITIES LAWS AND WILL BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS PROVIDED BY RULE 506(b) OF REGULATION D AND/OR SECTION 4(a)(2) UNDER THE SECURITIES ACT AND OUTSIDE THE UNITED STATES PURSUANT TO OTHER APPLICABLE REGULATIONS UNDER THE SECURITIES ACT. ANY SALE, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER (ANY, A “TRANSFER”) OF ALL OR ANY PORTION OF SUCH SECURITIES WILL BE INVALID UNLESS SUBJECT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND AS REQUIRED BY APPLICABLE BLUE SKY AND/OR FOREIGN LAWS AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (B) IT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT.

$______________	January 2, 2024

For Value Received, CLS Holdings USA, Inc, a Nevada corporation with its principal address at 516 S. 4th Street, Las Vegas, Nevada 89101 ("Maker"), under the terms of this Debenture ("Debenture"), promises to pay to the order of ___________________________ with his principal address at ____________________________ ("Purchaser"), the principal amount of $___________ (the "Principal Amount"), together with interest on the Principal Amount of 16% per annum, (“Principal and Interest Amount”) on or before January 16, 2025 (the "Maturity Date"), in either cash or restricted common stock, at the election of the Maker.

Interest payable on the Principal Amount shall accrue at a rate per annum equal to sixteen percent (16%) calculated on the basis of a 360-day year ("Interest") and shall commence accruing on January 16, 2024.

All amounts under this Debenture are in U.S. Dollars.

l.         Payment. Maker, at its sole election, shall make payment to the Purchaser in either of the following ways:

(A)         On or before January 15, 2024, issue to Purchaser the entire Principal Amount in unregistered common shares of CLS Holdings USA, Inc., at a price of $0.0333 per share, in full satisfaction of this Note. The Principal Amount is equal to $270,000 and, therefore, the Purchaser would receive 8,181,818 shares of Maker’s common stock under this option.

or

(B)         On or before the Maturity Date, payment to the Purchaser of the Principal and Interest Amount in cash or immediately available funds. There shall be no prepayment penalties in the event that Maker elects to pay the obligation in advance of the Maturity Date.

2.         Default.

2.1.         Events of Default. With respect to the Debenture, the following events are "Events of Default":

(a)         Default of Maker in the payment of principal or accrued interest under the Debenture when due; or

(b)          the occurrence of any of the following:

(i)	Maker files a petition in bankruptcy or for reorganization or for the adoption of a plan under the United States Bankruptcy Code (as now or in the future amended, the "Bankruptcy Code");

(ii)	Maker makes a general assignment for the benefit of its creditors;

(iii)

Maker consents to the appointment of a receiver or trustee for all or a substantial part of the property of Maker or approves as filed in good faith a petition filed against Maker under the Bankruptcy Code; or

(iv)

The commencement of a proceeding or case, without the application or consent of Maker, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Maker for all or any substantial part of its assets, or (iii) similar relief in respect of Maker under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case set forth in (i), (ii), or (iii) above continues undismissed or uncontroverted, or an order, judgement or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, for a period of sixty (60) business days.

3.         Acceleration. If any one or more Events of Default described in Section 2.1 shall occur and be continuing, then Purchaser may, at Purchaser's option and by written notice to Maker, declare the unpaid balance of the Debenture owing to Purchaser to be forthwith due and payable.

4.         Unsecured. This Debenture is an unsecured obligation of Maker.

5.          Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt or if mailed by registered or certified mail, postage prepaid, at the address of Maker or Purchaser. Any Party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been received when personally delivered or faxed, or five business days after being deposited in the mail in the manner set forth above.

6.         Usury. This Debenture is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby, payment of the Principal and Interest Amount or otherwise, shall the amount paid or agreed to be paid to Purchaser hereunder for the loan, use, forbearance or detention of money exceed that permissible under applicable law. If at any time the performance of any provision of this Debenture or of any other agreement or instrument entered into in connection with this Debenture involve a payment exceeding the limit of interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit.

7.         WAIVER OF RIGHT TO TRIAL BY JURY. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

8.         Governing Law; Jurisdiction. Maker and Purchaser each hereby submits to personal jurisdiction in the State of Nevada, consents to the exclusive jurisdiction of any competent state or federal district court sitting in Clark County, Nevada, and waives any and all rights to raise lack of personal jurisdiction as a defense in any action, suit, or proceeding in connection with this Debenture or any related matter. This Debenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada, without reference to conflicts of law provisions of such state. Exclusive venue for any legal proceedings brought in connection with, or relating to, this Debenture shall be in Clark County, Nevada.

9.         Successors. The provisions of this Debenture shall inure to the benefit of and be binding on any permitted successor of Purchaser.

This Debenture is executed in the State of Nevada as of the date first set forth above.

CLS Holdings, USA, Inc.,

a Nevada corporation

By:

Andrew Glashow

CEO and Chairman